Exhibit 99.1

IMCLONE AND BRISTOL-MYERS SQUIBB ANNOUNCE JOINT AGREEMENT
 WITH MERCK KGAA TO CO-DEVELOP AND CO-COMMERCIALIZE
ERBITUX® IN JAPAN

New York, NY - October 17, 2007 - ImClone Systems Incorporated (NASDAQ: IMCL) and Bristol-Myers Squibb Company (NYSE: BMY) today announced that they have established an agreement with Merck KGaA for the co-development and co-commercialization of ERBITUX® (cetuximab) in Japan. Under the terms of the agreement, ImClone Systems, Bristol-Myers Squibb and Merck KGaA will collaborate on a joint effort to develop and, following regulatory approval, market ERBITUX in Japan for the treatment of epidermal growth factor receptor (EGFR)-expressing metastatic colorectal cancer (mCRC), as well as for the treatment of any other cancers the parties agree to pursue. Bristol-Myers Squibb and Merck KGaA will utilize their respective sales forces in Japan, and the three companies will share profits/losses realized as a result of the agreement. Merck Serono Japan will distribute the product and record the sales for the collaboration.

The terms of this new agreement provide that Merck KGaA will receive 50 percent of the profit/loss from sales in Japan, and ImClone Systems and BMS will each receive 25 percent. The sharing of profit/loss reflect the co-exclusive rights to ERBITUX in Japan, previously granted by ImClone Systems to Merck KGaA and Bristol-Myers Squibb.  In addition to its percentage of profits, ImClone Systems will receive from Merck KGaA a royalty equal to 4.75 percent of total net sales in Japan.

ImClone Systems, Bristol-Myers Squibb and Merck KGaA of Darmstadt, Germany submitted an application in Japan earlier this year for the use of ERBITUX in treating patients with EGFR-expressing mCRC. The submission is a result of a development collaboration among the three companies and is based on results from studies conducted in North America, Europe and Japan. ERBITUX is the first monoclonal antibody that inhibits EGFR to be submitted for marketing authorization in Japan.

“We are pleased to have established this agreement with our ERBITUX partners Bristol-Myers Squibb and Merck KGaA. Doing so puts the companies in a solid position to make ERBITUX available to EGFR-expressing metastatic colorectal cancer patients in Japan upon a final decision from Japanese regulatory officials,” said John H. Johnson, Chief Executive Officer of ImClone Systems.

“This agreement further strengthens our partnership with ImClone Systems and Merck KGaA as we focus on maximizing the global potential of ERBITUX,” said Lamberto Andreotti, Executive Vice President and Chief Operating Officer, Worldwide Pharmaceuticals, Bristol-Myers Squibb. “If approved in Japan, ERBITUX would be an important new addition to the treatments available to Japanese patients with EGFR-expressing metastatic colorectal cancer.”

About Colorectal Cancer
In Japan, the incidence of colorectal cancer has increased markedly during the last 50 years. Among men and women in Japan, the incidence is higher than for lung cancer (95,651 per year vs 66,453) and second to stomach cancer (95,651 per year vs 109,779). In terms of mortality, the ranking is slightly different; colorectal cancer is now the third largest cancer threat in Japan after lung and stomach cancer (38,206, 56,367 and 54,423 people per year, respectively). Approximately 25 percent of colorectal cancer patients present with metastatic disease or cancer that has spread to other organs. EGFR is expressed in 60-80 percent of colorectal cancer tumors.

About ERBITUX® (cetuximab)
ERBITUX is a monoclonal antibody (IgG1 Mab) designed to inhibit the function of a molecular structure expressed on the surface of normal and tumor cells called the epidermal growth factor receptor (EGFR, HER1, c-ErbB-1). In vitro assays and in vivo animal studies have shown that binding of ERBITUX to the EGFR blocks phosphorylation and activation of receptor-associated kinases, resulting in inhibition of cell growth, induction of apoptosis, and decreased matrix metalloproteinase and vascular endothelial growth factor production. In vitro, ERBITUX can mediate antibody-dependent cellular cytotoxicity (ADCC) against certain human tumor types. While the mechanism of ERBITUX's anti-tumor effect(s) in vivo is unknown, all of these processes may contribute to the overall therapeutic effect of ERBITUX. EGFR is part of a signaling pathway that is linked to the growth and development of many human cancers, including those of the head and neck, colon and rectum.

ERBITUX, as a single agent, is indicated for the treatment of EGFR-expressing, metastatic colorectal carcinoma (mCRC) after failure of both irinotecan- and oxaliplatin-based regimens. ERBITUX, as a single agent, is also indicated for the treatment of EGFR-expressing metastatic colorectal cancer in patients who are intolerant to irinotecan-based regimen.

For full prescribing information, including boxed WARNINGS regarding infusion reactions and cardiopulmonary arrest, visit http://www.ERBITUX.com.

Important Safety Information

Grade 3/4 infusion reactions occurred in approximately 3% of patients receiving ERBITUX (Cetuximab) in clinical trials with fatal outcome reported in less than 1 in 1000. Reactions characterized by rapid onset of airway obstruction (bronchospasm, stridor, hoarseness), urticaria, hypotension, loss of consciousness, and/or cardiac arrest. Severe infusion reactions require immediate and permanent discontinuation of ERBITUX therapy

Most reactions (90%) were associated with the first infusion of ERBITUX despite premedication with antihistamines. Caution must be exercised with every ERBITUX infusion as there were patients who experienced their first severe infusion reaction during later infusions. Monitor patients for 1-hour following ERBITUX infusions in a setting with resuscitation equipment and other agents necessary to treat anaphylaxis (e.g., epinephrine, corticosteroids, intravenous antihistamines, bronchodilators, and oxygen). Longer observation periods may be required in patients who require treatment for infusion reactions

Interstitial lung disease (ILD), which was fatal in one case, occurred in 4 of 1570 (<0.5%) of patients receiving ERBITUX in clinical trials. Permanently discontinue ERBITUX where ILD is confirmed.

In clinical studies of ERBITUX, dermatologic toxicities, including acneform rash, skin drying and fissuring, paronychial inflammation, infectious sequelae (eg, S. aureus sepsis, abscess formation, cellulitis, blepharitis, cheilitis), and hypertrichosis occurred in patients receiving ERBITUX therapy. Acneform rash occurred in 76-88% of 1373 patients receiving ERBIUTX in clinical trials.; Swith severe acneform rash occurred in 1-17% of patients. Acneform rash usually developed within the first two weeks of therapy and resolved in a majority of the patients after cessation of treatment, although in nearly half, the event continued beyond 28 days. Monitor patients receiving ERBITUX for dermatologic toxicities and infectious sequelae. Sun exposure may exacerbate these effects

In women of childbearing potential, appropriate contraceptive measures must be used during treatment with ERBITUX and for 6 months following the last dose of ERBITUX. If ERBITUX is used during pregnancy or if patients become pregnant while receiving ERBITUX, patients should be apprised of the potential risk for loss of pregnancy or potential hazard to the fetus

Hypomagnesemia occurred in 55% (199/365) of patients receiving ERBITUX and was severe (NCI CTC grades 3 & 4) in 6-17%. The onset of hypomagnesemia and accompanying electrolyte abnormalities occurred days to months after initiation of ERBITUX. Monitor patients periodically for hypomagnesemia, hypocalcemia and hypokalemia, during and for at least 8 weeks following the completion of ERBITUX. Replete electrolytes as necessary

The most serious adverse reactions associated with ERBITUX in mCRC patients are infusion reactions, dermatologic toxicity, sepsis, renal failure, interstitial lung disease, and pulmonary embolus.

The most common adverse reactions in mCRC patients with ERBITUX (incidence ≥25% in the ERBITUX + plus best supportive care arm (BSC)) (n=288) vs. BSC (n=274), respectively, were fatigue (89%, 76%), rash/desquamation (89%, 16%), abdominal pain (59%, 52%), pain-other (51%, 34%), dry skin (49%, 11%), dyspnea (48%, 43%), constipation (46%, 38%), pruritus (40%, 8%), diarrhea (39%, 20%), vomiting (37%, 29%), infection without neutropenia (35%, 17%), headache (33%, 11%), fever (30%, 18%), insomnia (30%, 15%), cough (29%, 19%), dermatology-other (27%, 6%), and stomatitis (25%, 10%).

About ImClone Systems
ImClone Systems Incorporated is a fully integrated biopharmaceutical company committed to advancing oncology care by developing and commercializing a portfolio of targeted biologic treatments designed to address the medical needs of patients with a variety of cancers. The Company’s research and development programs include growth factor blockers and angiogenesis inhibitors. ImClone Systems’ headquarters and research operations are located in New York City, with additional administration and manufacturing facilities in Branchburg, New Jersey. For more information about ImClone Systems, please visit the Company’s web site at http://www.imclone.com.

ERBITUX® is a registered trademark of ImClone Systems Incorporated.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the company's ability to control or predict. Important factors that may cause actual results to differ materially and could impact the company and the statements contained in this news release can be found in the company's filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements in this news release, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

About Bristol-Myers Squibb
Bristol-Myers Squibb is dedicated to the discovery, development and exhaustive exploration of innovative cancer fighting therapies that extend and enhance the lives of patients living with cancer. More than 40 years ago, Bristol-Myers Squibb built a unified vision for the future of cancer treatment. With expertise, dedication and resolve, that vision led to the development of a diverse global portfolio of anti-cancer therapies that are an important cornerstone of care today. Hundreds of scientists in Bristol-Myers Squibb's Research & Development organization are studying ways to improve current cancer treatments and identify better, more effective medicines for the future.

Bristol-Myers Squibb is a global pharmaceutical and related health care products company whose mission is to extend and enhance human life.

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding the commercialization of ERBITUX in Japan. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. There can be no guarantee that the application to market ERBITUX in Japan will be approved. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Bristol-Myers Squibb's business, particularly those identified in the cautionary factors discussion in Bristol-Myers Squibb's Annual Report on Form 10-K for the year ended December 31, 2006, in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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Media and Investor Contacts:
Rebecca Gregory Corporate Communications ImClone Systems Incorporated Tel: (646) 638-5058 Rebecca.Gregory@imclone.com	Madeline Malia Media Bristol-Myers Squibb Tel: (609) 252-3347 Madeline.Malia@bms.com

Tracy Henrikson Corporate Communications ImClone Systems Incorporated Tel: (908) 243-9945 Tracy.Henrikson@imclone.com	Tony Plohoros Media Bristol-Myers Squibb Tel: (609) 252-7938 Tony.Plohoros@bms.com

John Elicker Investors Bristol-Myers Squibb Tel: (212) 546-3775 John.Elicker@bms.com